As filed with the Securities and Exchange Commission on December 20, 2007

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PRESSURE BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Massachusetts

 (State or other jurisdiction of incorporation or organization)

04-2652826
(I.R.S. Employer Identification Number)

321 Manley Street
West Bridgewater, Massachusetts 02379
(508) 580-1818
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Richard T. Schumacher
Chief Executive Officer
Pressure BioSciences, Inc.
321 Manley Street
West Bridgewater, Massachusetts 02379
(508) 580-1818
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Steven London, Esq.
Pepper Hamilton LLP
100 Federal Street, Suite 1010
Boston, MA 02111
(617) 956-4343

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $.01 per share	126,750	$4.75	$633,750	$18.50
Preferred Share Purchase Rights(3)		___

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of additional shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act. The price per share and aggregate offering price are based on the average of the high and low sales prices of the registrant’s common stock on December 19, 2007, as reported on The Nasdaq Capital Market.

(3)
On February 27, 2003, the Board of Directors of the registrant declared a dividend of a preferred share purchase right for each then outstanding share of common stock and each additional share of common stock issued thereafter. The rights registered by this registration statement represent one right issued in connection with each share of common stock. Each right entitles the holder to purchase from the registrant one one-thousandth of a share of Series A Junior Participating Preferred Stock at a price of $45.00 per one one-thousandth of a preferred share. The rights are exercisable only upon the occurrence of certain events described in that certain rights agreement dated February 23, 2003, as amended, between the registrant and Computershare Trust Company, Inc. Such presently indeterminable number of additional rights are also registered by this registration statement as may be issued in the event of a stock splits, stock dividends, or similar transactions. The rights are not separately transferable apart from the registrant's common stock, nor are they exercisable until the occurrence of certain events. Accordingly, no independent value has been attributed to the rights registered hereunder.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is prohibited.

SUBJECT TO COMPLETION, DATED DECEMBER 20, 2007

PROSPECTUS

PRESSURE BIOSCIENCES, INC.

126,750 Shares
Common Stock

This prospectus relates to the resale of up to 126,750 shares of our common stock by the selling stockholders listed in the section entitled “Selling Stockholders” beginning on page 17 of this prospectus. The selling stockholders acquired their shares of common stock from us in a private placement that closed on November 21, 2007, and is more fully described in the section entitled “Selling Stockholders” beginning on page 17. We are not selling any securities under this prospectus or its supplements and will not receive any of the proceeds from the sale of shares by the selling stockholders.

This prospectus may be supplemented from time to time by one or more prospectus supplements.

The selling stockholders may sell the shares of common stock described in this prospectus or its supplements in a number of different ways and at varying prices. We provide more information about how the selling stockholders may sell their shares of common stock in the section entitled “Plan of Distribution” on page 22 and in any supplements to this prospectus. We will not be paying any underwriting discounts or commissions in this offering.

Our common stock is listed on The Nasdaq Capital Market under the symbol “PBIO.” On December 17, 2007, the last sale price of the common stock as reported on The Nasdaq Capital Market was $5.35 per share.

Investing in our common stock involves risks and uncertainties. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 3 of this prospectus and under similar headings in each prospectus supplement and the other documents that are incorporated in this prospectus by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December __, 2007.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1
FORWARD-LOOKING STATEMENTS	1
PROSPECTUS SUMMARY	2
RISK FACTORS	4
USE OF PROCEEDS	9
SELLING STOCKHOLDERS	9
PLAN OF DISTRIBUTION	10
LEGAL MATTERS	11
EXPERTS	11
WHERE YOU CAN FIND MORE INFORMATION	11

ABOUT THIS PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus, and on the information contained in any prospectus supplements. We have not, and the selling stockholders have not, authorized anyone to provide you with information different from that contained in this prospectus or such supplements. The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where it is lawful to do so. The information in this prospectus is accurate only as of the date of this prospectus, and the information in any prospectus supplement is accurate only as of the date of such supplement, regardless of the time of delivery of this prospectus or any such supplement or any sale of our common stock.

FORWARD-LOOKING STATEMENTS

This prospectus, any supplements to this prospectus and other documents that are and will be incorporated into this prospectus contain statements that involve expectations, plans or intentions (such as those relating to future business or financial results, new products or services, or management strategies). These statements are forward-looking and are subject to risks and uncertainties, so actual results may vary materially. You can identify these forward-looking statements by words such as “may,” “should,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan” and other similar expressions. You should consider our forward-looking statements in light of the risks discussed under the heading “Risk Factors” below and in documents incorporated herein by reference, including our consolidated financial statements, related notes and other financial information appearing in our other filings and documents incorporated herein by reference. Given these risks and uncertainties, we caution you not to place undue reliance on such forward-looking statements. The forward-looking statements contained in this prospectus speak only as of the date hereof and we assume no obligation to update such statements.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere or incorporated by reference into this prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing in our common stock. You should read this entire prospectus and any supplements to this prospectus carefully, including the section entitled “Risk Factors” and the documents that we incorporate by reference into this prospectus or any such supplements, before making an investment decision.

Unless the context requires otherwise, in this prospectus, a reference to “PBI,” “Pressure BioSciences,” “we,” “us,” and “our” refer to Pressure BioSciences, Inc., a Massachusetts corporation, and its subsidiaries.

About Pressure BioSciences

We are a life sciences company focused on the development and commercialization of an enabling, platform technology called pressure cycling technology or PCT. PCT uses cycles of hydrostatic pressure between low and ultra-high levels (up to 35,000 psi and greater) to control bio-molecular interactions.

Our pressure cycling technology uses our internally developed instrumentation that is capable of cycling pressure between low and ultra-high levels at controlled temperatures to rapidly and repeatedly control the interactions of bio-molecules. Our instrument, the Barocycler®, and our internally developed disposable PULSE© (Pressure Used to Lyse Samples for Extraction) Tubes, together make up the PCT Sample Preparation System.

We hold 13 United States and 6 foreign patents covering the use of PCT in the life sciences field, and these patents have claims that apply to a variety of different uses in sample preparation, nucleic acid or protein extraction and other areas. We believe our pressure cycling technology employs a unique approach that has the potential for broad applications in a number of established and emerging life sciences areas, including;

•	sample preparation for genomic, proteomic, and small molecule studies;

•	control of chemical (enzymatic) reactions;

•	protein purification;

•	pathogen inactivation;

•	immunodiagnostics;

•	DNA sequencing; and

•	food safety.

We were incorporated in the Commonwealth of Massachusetts in August 1978 as Boston Biomedica, Inc. In September 2004 we completed the sale of the Boston Biomedica core business units and began to focus exclusively on the further development and commercialization of our pressure cycling technology. Following this change in business strategy, we changed our name from Boston Biomedica, Inc. to Pressure BioSciences, Inc., and commenced significant operations as Pressure BioSciences, Inc. (PBI) in February 2005. Our web address is www.pressurebiosciences.com. We make available free of charge through the investor relations section of our website all reports that we file with the Securities and Exchange Commission. We do not incorporate the information on our website into this prospectus, and you should not consider it part of this prospectus or any accompanying prospectus supplement.

The Offering

On November 21, 2007, we sold and issued to the selling stockholders named on page 9 in a private placement an aggregate of 126,750 shares of our common stock. As part of the agreement relating to this private placement, we agreed to register for resale all of the shares of common stock issued to the selling stockholders.

Common stock to be offered by
the selling stockholders	126,750 shares

Selling stockholders	All of the common stock covered by this prospectus is being offered by the selling stockholders named under the heading, "Selling Stockholders" beginning of page 9

Use of Proceeds	We will not receive any proceeds from the sale of the shares of common stock covered by this prospectus

Trading
Our common stock is listed on the NASDAQ Capital Market under the symbol "PBIO"

Plan of Distribution	The selling stockholders may dispose of the shares of common stock covered by this prospectus from time to time as described under the heading "Plan of Distribution" beginning on page 10

Common stock outstanding as
of December 20, 2007	2,192,175 shares

RISK FACTORS

Investing in our common stock involves a high degree of risk. Prior to making a decision about investing in our common stock, you should carefully consider the risks and uncertainties described below, together with all of the other information contained in or incorporated by reference in this prospectus. In particular, you should carefully consider the risks described in the sections entitled “Risk Factors” contained in our latest Annual Report on Form 10-KSB and any subsequent Quarterly Reports on Form 10-QSB, which have been filed with the SEC and are incorporated herein by reference, as well as other information in this prospectus and any accompanying prospectus supplement before purchasing any of our common stock. Our actual results could differ materially from those discussed herein. Factors that could cause or contribute to such differences include those discussed below, as well as those discussed elsewhere in this prospectus.

We expect that we will require additional capital to further develop our pressure cycling technology products and services and cannot ensure that additional capital will be available on acceptable terms or at all.

We have experienced negative cash flows from operations with respect to our pressure cycling technology business since its inception. As of September 30, 2007, we had available cash of approximately $6.0 million. Based on our current projections, our current cash resources are sufficient to fund our normal operations through 2008.

We will need additional capital sooner than we currently expect if we experience unforeseen costs or expenses, unanticipated liabilities or delays in implementing our business plan, developing our products and achieving commercial sales. We also believe that we will need substantial capital to accelerate the growth and development of our pressure cycling technology products and services. Our capital requirements will depend on many factors, including but not limited to:

•	the problems, delays, expenses, and complications frequently encountered by early-stage companies;

•	market acceptance of our pressure cycling technology products and services;

•	the success of our sales and marketing programs; and

•	changes in economic, regulatory, or competitive conditions of our planned business.

To satisfy our potential capital requirements to cover the cost of the development and commercialization of our pressure cycling technology products and services, we may need to raise additional funds in the public or private capital markets. Additional financing may not be available to us on a timely basis, if at all, or on terms acceptable to us. If adequate funds are not available or if we fail to obtain acceptable additional financing, we may be required to:

•	obtain financing with terms that may have the effect of diluting or adversely affecting the holdings or the rights of the holders of our common stock;

•	obtain funds through arrangements with future collaboration partners or others that may require us to relinquish rights to some or all of our technologies or products; or

•	otherwise reduce planned expenditures and forego other business opportunities, which could harm our business.

Our business may be harmed if we encounter problems, delays, expenses, and complications that typically affect early-stage companies.

Early-stage companies typically encounter problems, delays, expenses, and complications, many of which may be beyond our control or may harm our business or prospects. These include, but are not limited to, unanticipated problems and costs relating to the development, testing, production, marketing, and sale of our products; availability of adequate financing; and competition. There can be no assurance that we will successfully complete the transition from an early-stage company to the commercialization of our pressure cycling technology products and services.

We have a history of operating losses, anticipate future losses and may never be profitable.

We have experienced significant operating losses in the area of PCT in each period since we began investing resources in pressure cycling technology in 1998. These losses have resulted principally from expenses incurred in research and development, from sales and marketing expenses, and general and administrative expenses associated with our pressure cycling technology business. We expect to continue to incur operating losses until our sales of our pressure cycling technology products increase substantially. We cannot be certain when, if ever, we will become profitable. Even if we were to become profitable, we might not be able to sustain such profitability on a quarterly or annual basis.

Our operating results may fluctuate significantly from period to period depending on a variety of factors, including the following:

•	our ability to increase our sales of our pressure cycling technology products on a consistent quarterly or annual basis

•
the product mix that make up our installations in a given period, and whether the installations are completed pursuant to sales, rental or lease arrangements, and the average selling prices that we are able to command for our products;

•	our ability to manage our costs and expenses;

•	our ability to continue our research and development activities without unexpected costs and expenses;

•	our ability to comply with state and federal regulations without incurring unexpected costs and expenses

Our instrumentation operates at high pressures and is therefore subject to certain regulation in the US and overseas. This regulation of high pressure equipment may limit or hinder our development and sale of future instrumentation.

Due to the various regulatory agencies that oversee the manufacture of high pressure equipment, we may incur additional costs in developing and selling our instrumentation. The regulations vary from jurisdiction to jurisdiction. Therefore we may incur additional costs, and production and selling delays, as we enter new jurisdictions in foreign countries.

We expect that we will be subject to additional regulation in the US, such as the FDA, and overseas as we begin to invest more resources in the development and commercialization of PCT in applications outside of sample preparation.

The other applications in which we intend to develop and commercialize pressure cycling technology, such as; protein purification, pathogen inactivation and immunodiagnostics, will require regulatory approvals from agencies such as the FDA prior to commercialization. We expect that obtaining these approvals will require a significant investment of time and capital resources and there can be no assurance that such investments will yield approvals that would allow us to commercialize the technology in these applications.

The sales cycle of our pressure cycling technology products has been lengthy and as a result, we have incurred and may continue to incur significant expenses and we may not generate any significant revenue related to those products.

Many of our current and potential customers have required between three and six months, or more to test and evaluate our pressure cycling technology related products. This increases the possibility that a customer may decide to cancel its order or otherwise change its plans, which could reduce or eliminate our sales to that potential customer. As a result of this lengthy sales cycle, we have incurred and may continue to incur significant research and development, selling, and general and administrative expenses related to customers from whom we have not yet generated any significant related revenue for these products, and from whom we may never generate the anticipated revenue if a customer cancels or changes its plans.

If we are unable to protect our patents and other proprietary technology relating to our pressure cycling technology products, our business will be harmed.

Our ability to further develop and successfully commercialize our products will depend, in part, on our ability to enforce our patents, preserve trade secrets, and operate without infringing on the proprietary rights of third parties. We currently have thirteen United States patents issued and several pending patent applications for our pressure cycling technology. Several of these have been followed up with foreign applications, for which three patents have been issued in Europe and one patent has been issued in Australia and one in Japan. We expect to file additional foreign applications in the future relating to our pressure cycling technology.  The patents which have been issued expire between 2015 and 2024.

There can be no assurance that:

•	any patent applications filed by us will result in issued patents;

•	patent protection will be secured for any particular technology;

•	any patents that have been or may be issued to us will be valid or enforceable;

•	any patents will provide meaningful protection to us;

•	others will not be able to design around our patents; or

•	our patents will provide a competitive advantageor have commercial application.

The failure to obtain adequate patent protection would have a material adverse effect on us and may adversely affect our ability to enter into, or affect the terms of, any arrangement for the marketing or sale of any product.

Our patents may be challenged by others.

We could incur substantial costs in proceedings, including interference proceedings before the United States Patent and Trademark Office, and comparable proceedings before similar agencies in other countries, in connection with any claims that may arise in the future. These proceedings could result in adverse decisions about the patentability of our inventions and products, as well as about the enforceability, validity, or scope of protection afforded by the patents.

If we are unable to maintain the confidentiality of our trade secrets and proprietary knowledge, others may develop technology and products that could prevent the successful commercialization of our products.

We also rely on trade secrets and other unpatented proprietary information in our product development activities. To the extent we rely on trade secrets and unpatented know-how to maintain our competitive technological position, there can be no assurance that others may not independently develop the same or similar technologies. We seek to protect our trade secrets and proprietary knowledge, in part, through confidentiality agreements with our employees, consultants, advisors and contractors. Nevertheless, these agreements may not effectively prevent disclosure of our confidential information and may not provide us with an adequate remedy in the event of unauthorized disclosure of such information. If our employees, consultants, advisors, or contractors develop inventions or processes independently that may be applicable to our products, disputes may arise about ownership of proprietary rights to those inventions and processes. Such inventions and processes will not necessarily become our property, but may remain the property of those persons or their employers. Protracted and costly litigation could be necessary to enforce and determine the scope of our proprietary rights. Failure to obtain or maintain trade secret protection, for any reason, could have a material adverse effect on us.

If we infringe on the intellectual property rights of others, our business will be harmed.

It is possible that the manufacture, use or sale of our pressure cycling technology products or services may infringe patent or other intellectual property rights of others. We may be unable to avoid infringement of the patent or other intellectual property rights of others and may be required to seek a license, defend an infringement action, or challenge the validity of the patents or other intellectual property rights in court. We may be unable to secure a license on terms and conditions acceptable to us, if at all. Also, we may not prevail in any patent or other intellectual property rights litigation. Patent or other intellectual property rights litigation is costly and time-consuming, and there can be no assurance that we will have sufficient resources to bring any possible litigation related to such infringement to a successful conclusion. If we do not obtain a license under such patents or other intellectual property rights, or if we are found liable for infringement, or if we are unsuccessful in having such patents declared invalid, we may be liable for significant monetary damages, may encounter significant delays in successfully commercializing and developing our pressure cycling technology products, or may be precluded from participating in the manufacture, use, or sale of our pressure cycling technology products or services requiring such licenses.

We may be unable to adequately respond to rapid changes in technology and the development of new industry standards.

The introduction of products and services embodying new technology and the emergence of new industry standards may render our existing pressure cycling technology products and related services obsolete and unmarketable if we are unable to adapt to change. We may be unable to allocate the funds necessary to improve our current products or introduce new products to address our customers’ needs and respond to technological change. In the event that other companies develop more technologically advanced products, our competitive position relative to such companies would be harmed.

We may not be able to compete successfully with others that are developing or have developed competitive technologies and products.

A number of companies have developed, or are expected to develop, products that compete or will compete with our products. We compete with companies that have existing technologies for the extraction of nucleic acids and proteins from cells and tissues, including methods such as mortar and pestle, sonication, rotor-stator homogenization, French press, bead beating, freezer milling, enzymatic digestion, and chemical dissolution. We will also compete with a number of companies that offer competitive sample extraction and purification technologies to the life sciences industry. We are aware that there are additional companies pursuing new technologies with similar goals to the products developed or being developed by us. Some of the companies with which we now compete or may compete in the future have or may have more extensive research, marketing, and manufacturing capabilities, more experience in genomics and proteomics sample preparation, protein purification, pathogen inactivation, immunodiagnostics, and DNA sequencing and significantly greater technical, personnel and financial resources than we do, and may be better positioned to continue to improve their technology in order to compete in an evolving industry. To compete, we must be able to demonstrate to potential customers that our products provide improved performance and capabilities. Our failure to compete successfully could harm our business and prospects.

We rely on third parties for our manufacturing, engineering, and other related services.

Source Scientific, LLC, an instrumentation company, manufactures our products, provides engineering expertise, and manages the majority of our sub-contractor supplier relationships. Our success will depend, in part, on the ability of Source Scientific, LLC to manufacture our products cost effectively, in sufficient quantities to meet our customer demand when and if such demand occurs, and meeting our quality requirements. If Source Scientific, LLC experiences manufacturing problems or delays, or if Source Scientific, LLC decides not to continue to provide us with these services, our business may be harmed. While we believe other contract manufacturers are available to address our manufacturing and engineering needs, if we find it necessary to replace Source Scientific, LLC, there will be a disruption in our business and we could incur additional costs and delays that would have an adverse effect on our business.

In connection with the sale of our BBI Core Businesses to SeraCare Life Sciences, Inc. in September 2004, we continue to be exposed to possible indemnification claims in amounts up to the purchase price for the BBI Core Businesses, which could prevent us from pursuing our remaining business operations in the event an indemnification claim is brought against us.

Our indemnification obligations for breaches of some representations and warranties relating to compliance with environmental laws extend until September 14, 2009, representations and warranties relating to tax matters extend for the applicable statute of limitations period (which varies depending on the nature of claim), and representations and warranties relating to our due organization, subsidiaries, authorization to enter into and perform the transactions contemplated by the Asset Purchase Agreement and brokers fees, extend indefinitely. Our indemnification obligations are limited by an overall cap equal to the $30 million purchase price. If we are required to pay any claims for indemnification from SeraCare Life Sciences, Inc., we will have less cash available to fund our operations, our business may be harmed and, if we are subject to additional indemnification claims or unanticipated expenses or liabilities, it may be difficult to continue our business as planned unless we are able to obtain equity or debt financing.

The market price for our common stock may fluctuate due to low trading volume, and it may be difficult for you to sell your stock at the prices and times you desire.

Due to the relatively low trading volume of our common stock, the market price of our common stock may fluctuate significantly. Attempts to purchase or sell relatively small amounts of our common stock could cause the market price of our common stock to fluctuate. Low trading volume levels may also affect our stockholders’ ability to sell shares of our common stock quickly at the current market price. In addition, because of the low trading volume of our common stock, sales of our common stock, or the perception that substantial sales could occur, could adversely affect the prevailing market prices for our common stock.

Provisions in our charter and by-laws and our shareholders rights plan may discourage or frustrate stockholders’ attempts to remove or replace our current management.

Our Restated Articles of Organization, as amended, and Amended and Restated Bylaws, as amended, contain provisions that may make it more difficult or discourage changes in our management that our stockholders may consider to be favorable. These provisions include:

•	a classified board of directors;

•	advance notice for stockholder nominations to the board of directors;

•	limitations on the ability of stockholders to remove directors; and

•	a provision that allows a majority of the directors to fill vacancies on the board of directors.

Our shareholders rights agreement may also have the effect of discouraging or preventing a change in control.

These provisions could prevent or frustrate attempts to make changes in our management that our stockholders consider to be beneficial and could limit the price that our stockholders might receive in the future for shares of our common stock.

The costs of compliance with the reporting obligations of the Securities Exchange Act of 1934, as amended, and with the requirements of the Sarbanes-Oxley Act of 2002, may place a strain on our limited resources and our management’s attention may be diverted from other business concerns.

As a result of the regulatory requirements applicable to public companies, we incur legal, accounting, and other expenses that are significant in relation to the size of our Company.  In addition, the Sarbanes-Oxley Act of 2002, as well as new rules subsequently implemented by the Securities and Exchange Commission and Nasdaq, have required changes in corporate governance practices of public companies, some of which are currently applicable to us and others will or may become applicable to us in the future.  These new rules and regulations will increase our legal and financial compliance costs and may make some activities more time-consuming.  These requirements may place a strain on our systems and on our management and financial resources.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of our common stock by the selling stockholders.

SELLING STOCKHOLDERS

On November 21, 2007, we sold and issued to the selling stockholders listed in the table below in a private placement an aggregate of 126,750 shares of our common stock. As part of the agreement relating to this private placement, we agreed to register for resale under the Securities Act all of the shares of our common stock issued in the private placement.

The shares covered by this prospectus may be offered by the selling stockholders from time to time. Registration by the selling stockholders does not necessarily mean that the selling stockholders will sell any or all of their shares. The shares covered by this prospectus include all of the shares we issued to the selling stockholders in the private placement. None of the selling stockholders has had any material relationship with us or with any of our affiliates within the past three years.

The information with regard to each selling stockholder in the table below is based upon information provided to us by each selling stockholder as of December 20, 2007. The table below lists (i) the number of shares of common stock that each selling stockholder beneficially owns prior to the offering; (ii) the maximum number of shares each selling stockholder indicated it plans to offer; and (iii) the number of shares of common stock to be beneficially owned by each of the selling stockholders, assuming the sale of all the common stock being offered by the selling stockholder, and the ownership percentage of our common stock by the selling stockholders after completion of the offering. For purposes of the table below, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, pursuant to which a selling stockholder is deemed to have beneficial ownership of any shares of common stock that such stockholder has the right to acquire within 60 days of December 20, 2007.

The selling stockholders listed in the table below may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of their shares since the date on which the information in the table below is presented. Information about the selling stockholders may change over time.

	Shares beneficially	Number of	Shares beneficially owned and
	owned prior to	shares being	ownership percentage after
Selling Stockholder	offering	offered	offering
			Number[1]	Percent[2]
Robert M. Nieder	1,520	25,750	27,270	1.2%
Kleemann Family 2004 Revocable Family Trust	65,000	21,000	86,000	3.9%
Sems Diversified Value Fund LP	0	20,000	20,000	*
Alan I Goldberg	0	20,000	20,000	*
Alan Zuckert	10,000	20,000	30,000	1.4%
Harrison H. Augur Smith Barney 401(k) Prototype	16,000	15,000	31,000	1.4%
Robert Clary	1,000	3,000	4,000	*
Donald G. Kempton	0	2,000	2,000	*

(1)
Assumes the completion of this offering and that the selling stockholders dispose of all of their shares of common stock covered by this prospectus, that they do not dispose of common stock owned but not covered by this prospectus and that they do not acquire any additional shares of common stock.

(2)	Percentages are based upon 2,192,750 shares of our common stock that were outstanding on December 20, 2007.

* - less than 1%

PLAN OF DISTRIBUTION

Each selling stockholder of common stock and any of their pledgees, assignees, and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling shares:

•	on the NASDAQ Capital Market (or any other exchange on which the shares may be listed);

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASD Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASD IM-2440.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, as described above, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

We have agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling stockholders without registration and without regard to any volume limitations by reason of Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Pepper Hamilton LLP, Boston, Massachusetts.

EXPERTS

The consolidated financial statements of Pressure Biosciences, Inc. appearing in our Annual Report on Form 10-KSB for the year ended December 31, 2006, have been audited by UHY LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Pressure Biosciences, Inc. appearing in our Annual Report on Form 10-KSB for the year ended December 31, 2005, have been audited by Weinberg & Company, P.A., independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available at the SEC’s website at http://www.sec.gov. Our internet address is www.pressurebiosciences.com. Information contained on our website is not incorporated by reference into this prospectus and, therefore, is not part of this prospectus or any accompanying prospectus supplement.

The SEC allows us to “incorporate by reference” information from some of our other SEC filings. This means that we can disclose information to you by referring you to those other filings, and the information incorporated by reference is considered to be part of this prospectus. In addition, some information that we file with the SEC after the date of this prospectus will automatically update, and in some cases supersede, the information contained or otherwise incorporated by reference in this prospectus. The following documents, which we filed with the SEC, are incorporated by reference in this registration statement:

•	Our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, filed with the SEC on March 23, 2007;

•	Our Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 2007, filed with the SEC on May 11, 2007;

•	Our Quarterly Report on Form 10-QSB for the fiscal quarter ended June 30, 2007, filed with the SEC on August 14, 2007;

•	Our Quarterly Report on Form 10-QSB for the fiscal quarter ended September 30, 2007, filed with the SEC on November 12, 2007;

•	Our Current Report on Form 8-K filed with the SEC on March 28, 2007;

•	Our Current Report on Form 8-K filed with the SEC on June 1, 2007;

•	Our Current Report on Form 8-K filed with the SEC on November 26, 2007;

•
The description of our common stock contained in our registration statement on Form 8-A (File No. 0-21615) filed with the SEC under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

•
The description of our preferred share purchase rights in our registration statement on Form 8-A (File No. 0-21615) filed with the SEC under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

Current Reports on Form 8-K containing only Regulation FD or Regulation G disclosure furnished under Items 2.02 and 7.01 of Form 8-K are not incorporated herein by reference.

All documents and reports filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than Current Reports on Form 8-K containing only Regulation FD or Regulation G disclosure furnished under Items 2.02 and 7.01 of Form 8-K, unless otherwise indicated therein) after the date of this prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in any prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide, without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated herein by reference other than exhibits, unless such exhibits are specifically incorporated by reference into such documents or this document. Requests for such documents should be addressed in writing or by telephone to:

Pressure Biosciences, Inc.
321 Manley Street
West Bridgewater, Massachusetts 02379
Attention: Investor Relations
(508) 580-1818

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act. This prospectus does not contain all of the information contained in the registration statement. For further information about us and our securities, you should read the prospectus and the exhibits filed with the registration statement, as well as all prospectus supplements.

You should rely only on the information contained in this prospectus, any prospectus supplement or any document incorporated by reference in this prospectus. We have not authorized anyone else to provide you with information that is different. This prospectus and any prospectus supplement may be used only where it is legal to sell these securities. The information in this prospectus or any prospectus supplement is current only as of the date on the front of these documents.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth an estimate of the expenses we expect to incur and pay in connection with the issuance and distribution of the securities being registered:

Registration Fee — Securities and Exchange Commission.	$18
Accounting Fees and Expenses.	$10,000
Legal Fees and Expenses	$30,000
Miscellaneous.	$1,500
TOTAL.	$41,518

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 8.51 of the Massachusetts Business Corporation Act, under which the registrant is governed, provides that a corporation may indemnify a director who is a party to a proceeding because he is a director against liability incurred in the proceeding if he conducted himself in good faith and he reasonably believed that his conduct was in the best interests of the corporation or that his conduct was at least not opposed to the best interests of the corporation, and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Section 8.52 of the Massachusetts Business Corporation Act requires corporations to indemnify any director who was wholly successful in the defense of any proceeding to which he was a party because he was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

Section 8.56 of the Massachusetts Business Corporation Act provides that a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he is an officer of the corporation to the same extent as a director, and, if he is an officer but not a director, to such further extent as may be provided by the articles of organization, the bylaws, a resolution of the board of directors or contract, except for liability arising out of acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law. Section 8.56 also provides that an officer of the corporation who is not a director is entitled to mandatory indemnification under Section 8.52, and that the officer may apply to a court for indemnification or an advance for expenses, in each case to the same extent to which a director may be entitled to indemnification or advance under those provisions.

Our Restated Articles of Organization, as amended (the "Articles"), eliminate, subject to certain exceptions, the personal liability of our directors to us or our stockholders for monetary damages for breaches of fiduciary duties as directors. The Articles do not provide for the elimination of or any limitation on the personal liability of a director for (i) any breach of a director's duty of loyalty to us or our stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) certain unauthorized dividends, redemptions, or distributions, (iv) certain loans of our assets to any of our officers or directors or (v) any transaction from which a director derived an improper personal benefit. This provision of the Articles will limit the remedies available to a stockholder in the event of breaches of any director's duties to such stockholder or to us.

Our Articles provide that we may, either in our By-laws or by contract, provide for the indemnification of directors, officers, employees and agents, by whomever elected or appointed, to the full extent permitted by law as the law may be amended from time to time.

Our Amended and Restated By-laws, as amended, include provisions to permit the indemnification of our officers and directors for damages arising out of the performance of their duties unless such damages arise out of the officer's or director's failure to exercise his duties and to discharge the duties of his office in good faith and in the reasonable belief that his action was in, or not opposed to, the best interest of our company, and with respect to any criminal action, do not have reasonable cause to believe that his conduct was unlawful.

ITEM 16. EXHIBITS.

Exhibit Number	Title

4.1	Restated Articles of Organization of the Registrant, filed as Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-10759).*

4.2
Articles of Amendment to Restated Articles of the Organization of the Registrant, filed as Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 (File No. 0-21615).*

4.3	Amended and Restated Bylaws of the Registrant, filed as Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (File No. 333-10759).*

4.4	Amendment to Amended and Restated Bylaws of the Registrant, filed as Exhibit 3.3 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2002 (File No. 0-21615).*

4.5	Specimen Certificate for the Shares of the Registrant's Common Stock, filed as Exhibit 4.1 to the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 2004 (File No. 0-21615).*

4.6
Description of Capital Stock (contained in the Registrant's Restated Articles of Organization, as amended, filed as Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-10759)).*

4.7
Rights Agreement dated as of February 27, 2003 between the Registrant and Computershare Trust Company, Inc., filed as Exhibit 4 to the Registrant's Current Report on Form 8-K (File No. 0-21615) filed with the SEC on March 12, 2003.*

4.8
Amendment No. 1 to Rights Agreement dated April 16, 2004 between the Registrant and Computershare Trust Company, Inc., filed as Exhibit 4 to the Registrant's Current Report on Form 8-K (File No. 0-21615) filed with the SEC on April 16, 2004.*

4.9	Securities Purchase Agreement dated November 21, 2007 between the Registrant and the Purchasers named therein.

4.10	Registration Rights Agreement dated November 21, 2007 between the Registrant and the Purchasers named therein.

5.01	Legal Opinion of Pepper Hamilton LLP.

23.01	Consent of UHY LLP

23.02	Consent of Weinberg & Company, P.A.

23.03	Consent of Pepper Hamilton LLP (included in its legal opinion filed as Exhibit 5.01 to this registration statement).

24.01	Power of Attorney (included on the signature page of this registration statement).

*
Not filed herewith. In accordance with Rule 411(c) promulgated pursuant to the Securities Act of 1933, as amended, reference is made to the documents previously filed with the Securities and Exchange Commission, which documents are hereby incorporated by reference.

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(a) (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any additional or changed material information on the plan of distribution;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is incorporated by reference from periodic reports filed by the registrant under the Exchange Act, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is deemed part of and included in the registration statement.

(2) That, for purposes of determining liability under the Securities Act, to treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

(3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) That for the purpose of determining liability under the Securities Act to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying of Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of West Bridgewater, Commonwealth of Massachusetts on December 20, 2007.

PRESSURE BIOSCIENCES, INC.

By:	/s/ Richard T. Schumacher
Richard T. Schumacher President, Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Richard T. Schumacher and Edward H. Myles, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Name and Signature	Title(s)	Date

/s/ Richard T. Schumacher Richard T. Schumacher	President, Chief Executive Officer and Director (principal executive officer)	December 20, 2007

/s/ Edward H. Myles Edward H. Myles	Senior Vice President of Finance and Chief Financial Officer and Treasurer (principal financial and accounting officer)	December 20, 2007

/s/ R. Wayne Fritzsche R. Wayne Fritzsche	Director and Chairman of the Board	December 20, 2007

/s/ J. Donald Payne J. Donald Payne	Director	December 20, 2007

/s/ Calvin A. Saravis, Ph.D. Calvin A. Saravis, Ph.D.	Director	December 20, 2007

/s/ P. Thomas Vogel P. Thomas Vogel	Director	December 20, 2007

INDEX TO EXHIBITS

Exhibit Number	Title

4.1	Restated Articles of Organization of the Registrant, filed as Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-10759).*

4.2
Articles of Amendment to Restated Articles of the Organization of the Registrant, filed as Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 (File No. 0-21615).*

4.3	Amended and Restated Bylaws of the Registrant, filed as Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (File No. 333-10759).*

4.4	Amendment to Amended and Restated Bylaws of the Registrant, filed as Exhibit 3.3 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2002 (File No. 0-21615).*

4.5	Specimen Certificate for the Shares of the Registrant's Common Stock, filed as Exhibit 4.1 to the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 2004 (File No. 0-21615).*

4.6
Description of Capital Stock (contained in the Registrant's Restated Articles of Organization, as amended, filed as Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-10759)).*

4.7
Rights Agreement dated as of February 27, 2003 between the Registrant and Computershare Trust Company, Inc., filed as Exhibit 4 to the Registrant's Current Report on Form 8-K (File No. 0-21615) filed with the SEC on March 12, 2003.*

4.8
Amendment No. 1 to Rights Agreement dated April 16, 2004 between the Registrant and Computershare Trust Company, Inc., filed as Exhibit 4 to the Registrant's Current Report on Form 8-K (File No. 0-21615) filed with the SEC on April 16, 2004.*

4.9	Securities Purchase Agreement dated November 21, 2007 between the Registrant and the Purchasers named therein.

4.10	Registration Rights Agreement dated November 21, 2007 between the Registrant and the Purchasers named therein.

5.01	Legal Opinion of Pepper Hamilton LLP.

23.01	Consent of UHY LLP

23.02	Consent of Weinberg & Company, P.A.

23.03	Consent of Pepper Hamilton LLP (included in its legal opinion filed as Exhibit 5.01 to this registration statement).

24.01	Power of Attorney (included on the signature page of this registration statement).